UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

November 19, 2003

Date of Report (Date of earliest event reported)

REALTY INCOME CORPORATION

(Exact name of registrant as specified in its charter)

Maryland	1-13374	33-0580106
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

220 West Crest Street, Escondido, CA		92025
Address of principal executive offices)		(Zip Code)

(760) 741-2111

(Registrant’s telephone number, including area code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Item 5.    Other Events.

        On November 19, 2003, Realty Income Corporation (the “Company”) entered into a purchase agreement with Banc of America Securities LLC and Citigroup Global Markets Inc., as the representatives of the underwriters (the “Underwriters”), pursuant to which the Company agreed to issue and sell $150,000,000 aggregate principal amount of 5.50% senior notes of the Company due November 15, 2015 (the “Senior Notes”).  The net proceeds from the offering, after payment of selling commissions and discounts and other expenses of the offering, are expected to be used to acquire a portfolio of properties for approximately $135 million and to repay borrowings under the Company’s $250 million credit facility.

Item 7.    Exhibits.

1.1	Purchase Agreement, dated November 19, 2003, between the Underwriters and the Company

4.1	Indenture, dated as of October 28, 1998, between the Company and The Bank of New York (filed as an exhibit to Realty Income’s Form 8-K, filed on October 28, 1998 and incorporated herein by reference).

4.2	Form of 5.50% Senior Notes due 2015.

4.3

Officer’s Certificate pursuant to Section 301 of the Indenture dated October 28, 1998 between the Company and The Bank of New York, as Trustee, establishing a series of securities entitled “5.50% Senior Notes due 2015.”

5.1	Opinion of Latham & Watkins LLP.

5.2	Opinion of Venable LLP.

12.1	Ratio of Earnings to Fixed Charges.

23.1	Consent of Latham & Watkins LLP (contained in the opinion filed as Exhibit 5.1 hereto).

23.2	Consent of Venable LLP (contained in the opinion filed as Exhibit 5.2 hereto).

25.1	Form T-1 (incorporated herein by reference to filing made pursuant to Section 305 (b)(2), File No. 333-102073).

SIGNATURE

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: November 20, 2003	REALTY INCOME CORPORATION

	By:	/s/ MICHAEL R. PFEIFFER
		Name:	Michael R. Pfeiffer, Esq.
		Title:	Executive Vice President, General Counsel and Secretary

EXHIBIT INDEX

Exhibit No.	Description
1.1	Purchase Agreement, dated November 19, 2003, between the Underwriters and the Company

4.1	Indenture, dated as of October 28, 1998, between the Company and The Bank of New York (filed as an exhibit to Realty Income’s Form 8-K, filed on October 28, 1998 and incorporated herein by reference).

4.2	Form of 5.5% Senior Notes due 2015.

4.3

Officer’s Certificate pursuant to Section 301 of the Indenture dated October 28, 1998 between the Company and The Bank of New York, as Trustee, establishing a series of securities entitled “5.5% Senior Notes due 2015.”

5.1	Opinion of Latham & Watkins LLP.

5.2	Opinion of Venable LLP.

12.1	Ratio of Earnings to Fixed Charges.

23.1	Consent of Latham & Watkins LLP (contained in the opinion filed as Exhibit 5.1 hereto).

23.2	Consent of Venable LLP (contained in the opinion filed as Exhibit 5.2 hereto).

25.1	Form T-1 (incorporated herein by reference to filing made pursuant to Section 305 (b)(2), File No. 333-102073).